Exhibit 3.1(s)(i)

         STATE OF DELAWARE
        SECRETARY OF STATE
     DIVISION OF CORPORATIONS
     FILED 09:00 AM 06/11/1990
     710162014 - 2232965



                          CERTIFICATE OF INCORPORATION

                                       OF

                 FINANCIAL EXCHANGE COMPANY OF PITTSBURGH, INC.


               The undersigned, for the purpose of organizing a corporation pursuant to the provisions of the General Corporation Law of the State of Delaware, does make and file this Certificate of Incorporation and does hereby certify as follows:

               FIRST:  Name.  The name of the corporation is FINANCIAL
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     EXCHANGE COMPANY OF PITTSBURGH, INC. (hereinafter referred to as the "Corporation").

               SECOND:  Registered Office.  The registered office of the
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     Corporation is to be located in the City of Wilmington, County of New Castle, in the State of Delaware. The name of its registered agent is the Corporation Service Company, whose address is 1013 Centre Road, Wilmington, Delaware 19805.

               THIRD:  Purposes.  The purpose of the Corporation is to
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     engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

               FOURTH:  Capital Stock.  The total number of shares which
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     the Corporation shall have authority to issue shall be One Thousand (1,000) shares of the par value of One Cent ($.01) each, all of which shall be Common Stock.

               FIFTH:  Incorporator.  The name and mailing address of the
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     incorporator is:
                      Name              Mailing Address
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               Colleen A. Keating       c/o Spengler Carlson Gubar
                                          Brodsky & Frischling
                                        520 Madison Avenue
                                        New York, NY  10022

               SIXTH:  Board of Directors and By-Laws.  All corporate
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     powers shall be exercised by the Board of Directors, except as otherwise provided by statute or by this Certificate of Incorporation, or any amendment thereof, or by the By-Laws. Directors need not be elected by written ballot. The By-Laws may be adopted, amended or repealed by the Board of Directors of the Corporation, except as otherwise provided by law, but any by-law made by the Board of Directors is subject to amendment or repeal by the stockholders of the Corporation.

               SEVENTH:  Limited Liability.  A director of the Corporation
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     shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
     (iii) under Section 174 of the Delaware General Corporation law, or
     (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.
               Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

               EIGHTH:  Indemnification.  The Corporation shall indemnify
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     any person who was or is a party or is threatened to be made a party to any threatened, pending or complete action, suit or proceeding, whether civil, criminal, administrative or investigative, or by or in the right of the Corporation to procure judgment in its favor, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, in accordance with and to the full extent permitted by statute. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this section. The indemnification provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under these Articles or any agreement or vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

               IN WITNESS WHEREOF, I, the undersigned, being the incorporator hereinbefore named, hereby declare and certify that the facts herein stated are true, and accordingly have hereunto set my hand this 11th day of June, 1990.

                                             /s/ Colleen A. Keating
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                                             Colleen A. Keating,
                                             Incorporator




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